Exhibit 99.3

ENGILITY HOLDINGS, INC.
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

ENGILITY HOLDINGS, INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEETS
AS OF SEPTEMBER 27, 2013
(in thousands)

	Historical	Historical	Pro Forma		Pro Forma
	ENGILITY	DRC	Adjustments		Combined
Assets:
Current assets:
Cash and cash equivalents	$24,323	$924	$(20,000)	(a)	$4,141
			(1,106)	(d)
Receivables, net	316,488	46,723			363,211
Other current assets	28,216	3,173			31,389
Total current assets	369,027	50,820	(21,106)		398,741
Property, plant and equipment, net	10,898	12,402	(1,347)	(c)	21,953
Goodwill	477,604	163,205	(163,205)	(b)	651,866
			174,262	(e)
Identifiable intangible assets, net	94,386	11,825	(11,825)	(b)	140,586
			46,200	(e)
Other assets	7,352	14,715	(1,563)	(c)	21,610
			1,106	(d)
Total assets	$959,267	$252,967	$22,522		$1,234,756
Liabilities and Equity:
Current liabilities:
Current portion of long-term debt	$7,500	$16,500	$6,250	(a)	$13,750
			$(16,500)	(b)
Accounts payable, trade	23,492	21,538	(4,060)	(f)	40,970
Accrued employment costs	62,602	15,931			78,533
Accrued expenses	59,275	3,936	4,060	(f)	67,271
Advance payments and billings in excess of costs incurred	26,238	—	—		26,238
Deferred income taxes, current and income taxes payable	8,089	2,817			10,906
Other current liabilities	17,055	—	(1,566)	(c)	16,489
			1,000	(g)
Total current liabilities	204,251	60,722	(10,816)		254,157
Long-term debt	222,500	66,633	181,000	(a)	403,500
			(66,633)	(b)
Income tax payable	80,093	—	—		80,093
Other liabilities	17,473	33,094	(5,298)	(c)	63,056
			17,787	(e)
Total liabilities	524,317	160,449	116,040		800,806
Equity:
Common stock	172	1,051	(1,051)	(b)	172
Additional paid-in capital	762,256	57,900	(57,900)	(b)	762,256
Accumulated other comprehensive income	—	(31,159)	31,159	(b)	—
Accumulated (deficit) / retained earnings	(341,590)	64,726	(64,726)	(b)	(342,590)

ENGILITY HOLDINGS, INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEETS
AS OF SEPTEMBER 27, 2013
(in thousands)

			(1,000)	(g)
Noncontrolling interest	14,112	—	—		14,112
Total equity	434,950	92,518	(93,518)		433,950
Total liabilities and equity	$959,267	$252,967	$22,522		$1,234,756

The accompanying notes are an integral part of the unaudited pro forma combined financial information.

ENGILITY HOLDINGS, INC.
UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012
(in thousands, except per share data)

	Historical	Historical	Pro Forma		Pro Forma
	ENGILITY	DRC	Adjustments		Combined
Revenue	$1,555,310	$316,974	$—		$1,872,284
Revenue from affiliated entities	100,034	—	—		100,034
Total revenue	1,655,344	316,974	—		1,972,318
Costs and expenses
Cost of revenue	1,315,352	267,097	—		1,582,449
Cost of revenue from affiliated entities	100,034	—	—		100,034
Selling, general and administrative expenses	142,440	28,978	(4,124)	(h)	173,499
			6,205	(i)
Goodwill impairment charge	426,436	48,600	—		475,036
Total costs and expenses	1,984,262	344,675	2,081		2,331,018
Operating loss	(328,918)	(27,701)	(2,081)		(358,700)
Interest expense, net	10,857	12,655	(12,655)	(h)	16,624
			5,767	(i)
Other income, net	136	2,609	—		2,745
Loss from continuing operations before income taxes	(339,639)	(37,747)	4,807		(372,579)
Provision (benefit) for income taxes	5,156	(13,512)	1,860	(j)	(6,496)
Loss from continuing operations	$(344,795)	$(24,235)	$2,947		$(366,083)

Loss per share allocable to Engility Holdings, Inc. common shareholders, basic and diluted
Net loss per share from continuing operations	$21.18	$2.34			$22.49

Weighted average number of shares outstanding basic and diluted	16,281	10,369			16,281

The accompanying notes are an integral part of the unaudited pro forma combined financial information.

ENGILITY HOLDINGS, INC.
UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 27, 2013
(in thousands, except per share data)

	Historical	Historical	Pro Forma		Pro Forma
	ENGILITY	DRC	Adjustments		Combined
Revenue	$1,078,309	$213,201	$—		$1,291,510
Costs and expenses
Cost of revenue	932,874	181,846	—		1,114,720
Selling, general and administrative expenses	56,134	18,981	(2,792)	(k)	76,977
			4,654	(l)
Total costs and expenses	989,008	200,827	1,862		1,191,697
Operating income	89,301	12,374	(1,862)		99,813
Interest expense, net	19,099	6,201	(6,201)	(k)	23,424
			4,325	(l)
Other income, net	266	215	—		481
Income from continuing operations before income taxes	70,468	6,388	14		76,870
Provision (benefit) for income taxes	27,344	2,618	5	(m)	29,967
Net income	$43,124	$3,770	$9		$46,903

Earnings per share allocable to Engility Holdings, Inc. common shareholders - Basic	$2.56	$0.36			$2.78
Earnings per share allocable to Engility Holdings, Inc. common shareholders - Diluted	$2.45	$0.36			$2.67

Weighted average number of shares outstanding
Basic	16,855	10,504			16,855
Diluted	17,592	10,522			17,592

The accompanying notes are an integral part of the unaudited pro forma combined financial information.

ENGILITY HOLDINGS, INC.
NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
(in thousands)

On January 31, 2014, Dynamics Research Corporation (“DRC”), a Massachusetts corporation, was acquired by an indirect subsidiary of Engility Holdings, Inc. (“Engility Holdings”) pursuant to an Agreement and Plan of Merger dated December 20, 2013 (the “Acquisition”). Engility Holdings, through a subsidiary, paid $11.50 per share for 100% of DRC's outstanding shares and paid off approximately $87 million in indebtedness of DRC for an aggregate purchase price of approximately $207 million in cash, of which $187 million was borrowed to fund the transaction. DRC is a leading provider of innovative management consulting, engineering, technical, information technology services and solutions to federal and state governments. Founded in 1955 and headquartered in Andover, Massachusetts, DRC had approximately 1,100 employees located throughout the United States as of December 31, 2013.

The unaudited pro forma combined balance sheet at September 27, 2013 gives effect to the Acquisition as if it had occurred on September 27, 2013. The unaudited pro forma combined statements of operations for the year ended December 31, 2012 and the nine months ended September 27, 2013 are presented as if the Acquisition occurred on January 1, 2012. The unaudited pro forma combined statements of operations were prepared to illustrate the estimated effects of the acquisition of DRC by Engility Holdings.

The preliminary allocation of purchase price is as follows:

Cash consideration	$207,250

DRC fair value adjustments, net	$4,575
Intangible assets, net of deferred tax	28,413
Goodwill	174,262
$207,250

The unaudited pro forma combined financial information is derived from the historical financial statements of Engility Holdings and DRC, adjusted to give effect to the acquisition and the financing transaction entered into in order to fund the acquisition. The unaudited pro forma combined financial information, including the notes thereto, should be read in conjunction with the historical financial statements of: Engility Holdings, which are included in its Annual Report on Form 10-K for the year ended December 31, 2012 and its Quarterly Report on Form 10-Q for the quarter ended September 27, 2013; and DRC, which are included in the Consolidated Financial Statements for the year ended December 31, 2012 and the nine months ended September 30, 2013, include as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K/A.

The acquisition is accounted for using the purchase method of accounting whereby the assets acquired and liabilities assumed as of the Effective Date, including identifiable intangible assets, are recorded at their estimated fair value. The excess of the consideration transferred over the fair value of the identifiable assets acquired and liabilities assumed is recognized as goodwill.
The pro forma adjustments are preliminary and have been made solely for informational purposes. The actual results reported by the combined company in periods following the acquisition may differ significantly from that reflected in these unaudited pro forma combined financial statements for a number of reasons, including but not limited to cost savings from operating efficiencies, synergies and the impact of the incremental costs incurred in integrating the two companies. As a result, the pro forma combined financial information is not intended to represent and does not purport to be indicative of what the combined company’s financial condition or results of operations would have been had the acquisition and related financing transactions been completed on the applicable dates of this pro forma combined financial information. In addition, the pro forma combined financial information does not purport to project the future financial condition and results of operations of the combined company.
The accompanying Unaudited Pro Forma Combined Information have been prepared based on preliminary assessments of the fair values of the assets to be acquired and the liabilities to be assumed. The final allocation of the consideration will be determined after the fair values of DRC’s intangible assets, identifiable intangible assets

ENGILITY HOLDINGS, INC.
NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
(in thousands)

and liabilities are determined. The finalization of the purchase accounting assessment may result in changes in the valuation of assets and liabilities acquired, particularly in regards to the customer relationships intangible assets, which could be materially different from those reflected in the pro forma combined company’s consolidated financial statements subsequent to the acquisition.

Balance Sheets
September 27, 2013

(a)	To record cash paid and borrowings related to the purchase of DRC
	Cash	$(20,000)
	Current portion of long-term debt	6,250
	Long-term debt	181,000

(b)	To eliminate DRC’s historical balances
	Goodwill	$(163,205)
	Intangible assets	(11,825)
	Current portion of long-term debt	(16,500)
	Long-term debt	(66,633)
	Common stock	(1,051)
	Additional paid in capital	(57,900)
	Accumulated other comprehensive income	31,159
	Retained earnings	(64,726)

(c)	To record DRC’s fair value adjustments
	Property, plant and equipment, net	$(1,347)
	Other assets	(1,563)
	Other current liabilities	(1,566)
	Other liabilities	(5,298)

(d)	To record Engility deferred financing costs
	Cash and cash equivalents	$(1,106)
	Deferred financing costs associated with the amended credit agreement	1,106

(e)	To record assets related to the acquisition
	Goodwill	$174,262
	Intangibles	46,200
	Deferred tax liability arising from the intangible assets recorded	17,787

(f)	To reclassify DRC accounts to Engility presentation
	Accounts payable	$(4,060)
	Accrued expenses	4,060

(g)	To record acquisition related costs
	Other current liabilities	$1,000
	Accumulated (deficit) / retained earnings	1,000

ENGILITY HOLDINGS, INC.
NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
(in thousands)

Statements of Operations
For the Year Ended December 31, 2012

(h)	To eliminate historical DRC costs
	Selling, general and administrative expenses - intangible amortization	$(4,124)
	Interest expense	(12,655)

(i)	To record items related to purchase of DRC
	To record amortization expense on the identifiable intangible assets arising from the acquisition. A portion of the excess purchase price over the fair value of net assets acquired was allocated on a preliminary basis to customer relationships and backlog which is estimated to be $46 million. Based on a preliminary independent appraisal, customer relationship and backlog are estimated to have useful lives of 20 years and 1 year, respectively. Accordingly, these intangible assets are amortized using the straight-line method over their respective periods.	$6,205
	To record interest expense ($5,543) and additional deferred financing fees ($224) on the debt incurred for the DRC acquisition.	5,767

The interest rates on debt incurred for the acquisition are affected by changes in market interest rates. With every one-eighth of one percent (0.125%) fluctuation in the applicable interest rate of 2.96%, interest expense on our variable rate debt for the period would have fluctuated by $0.2 million.

(j)	To record income tax expense on pro forma adjustments. The effective tax rate used was 38.7%.	$1,860

Statements of Operations
For the Nine Months Ended September 27, 2013

(k)	To eliminate historical DRC costs
	Selling, general and administrative expenses - intangible amortization	$(2,792)
	Interest expense	(6,201)

(l)	To record items related to purchase of DRC
	To record amortization expense on the identifiable intangible assets arising from the acquisition. A portion of the excess purchase price over the fair value of net assets acquired was allocated on a preliminary basis to customer relationships and backlog which is estimated to be $46 million. Based on a preliminary independent appraisal, customer relationship and backlog are estimated to have useful lives of 20 years and 1 year, respectively. Accordingly, these intangible assets are amortized using the straight-line method over their respective periods.	$4,654
	Interest expense ($4,157) and additional deferred financing fees ($168) on the debt incurred for the DRC acquisition.	4,325

The interest rates on debt incurred for the acquisition are affected by changes in market interest rates. With every one-eighth of one percent (0.125%) fluctuation in the applicable interest rate of 2.96%, interest expense on our variable rate debt for the period would have fluctuated by $0.2 million.

(m)	To record income tax expense on pro forma adjustments. The effective tax rate used was 38.8%.	$5